CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 1, 2019, relating to our audits of the December 31, 2018 and 2017 financial statements, which appears Sigma Labs, Inc.’s Annual Report on Form 10K for the year ended December 31, 2018.

/s/ Haynie & Company
Haynie & Company
Salt Lake City, Utah
August 16, 2019